UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2005

MATRIX BANCORP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-21231	84-1233716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

700 Seventeenth Street, Suite 2100	Denver, Colorado	80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 595-9898

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On May 26, 2005, Matrix Bancorp, Inc. issued a press release announcing that at its annual shareholders meeting held on May 18, 2005, its shareholders re-elected Dr. Jim Bullock and Richard V. Schmitz to the Company's Board of Directors, each for a three-year term, ratified the selection of McGladrey & Pullen LLP as the Company's independent public accountants for fiscal year 2005, and turned down a shareholder proposal that called for declassification of the Board of Directors. A copy of this press release is furnished herewith as Exhibit 99.1. The furnishing of this information on Form 8-K does not mean that the disclosures made herein are material information required to be provided under Regulation FD or Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of business acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits.

99.1	Press Release, dated May 26, 2005, announcing the results of the vote of the annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date May 26, 2005
MATRIX BANCORP, INC.

	By:	/s/T. Allen McConnell
Name: T. Allen McConnell Title: Senior Vice President